Exhibit 99.1
DANAHER REPORTS SECOND QUARTER 2016 RESULTS
WASHINGTON, D.C., July 25, 2016 -- Danaher Corporation (NYSE:DHR) today announced results for the second quarter 2016. For the quarter ended July 1, 2016, net earnings from continuing operations were $656.7 million, or $0.94 per diluted share on a GAAP basis, which represents a 5% year-over-year decrease. The results for the second quarter include the operations of Fortive Corporation (“Fortive”), which was spun-off to Danaher’s shareholders on July 2, 2016.
Non-GAAP adjusted diluted net earnings per share from continuing operations for the second quarter 2016 was $1.25 per share, which reflects the adjustments identified in the attached reconciliation schedule. This represents a 17% increase over the comparable 2015 amount.
For the second quarter 2016, revenues increased 16.5% year-over-year to $5.8 billion, with core revenue growth of 2.0% (non-GAAP). Operating cash flow from continuing operations of $2.1 billion was up 26% on the comparable 2015 amount.
For the third quarter 2016, the Company anticipates that GAAP diluted net earnings per share from continuing operations will be $0.47 to $0.51. Non-GAAP adjusted diluted net earnings per share from continuing operations is expected to be $0.80 to $0.84, reflecting the adjustments identified on the attached reconciliation schedule.
For the full year 2016, the Company anticipates GAAP diluted net earnings per share from continuing operations to be $2.79 to $2.86. Non-GAAP adjusted diluted net earnings per share from continuing operations is expected to be $3.53 to $3.60, reflecting the adjustments identified on the attached reconciliation schedule. Both the third quarter and full year 2016 guidance treat Fortive as a discontinued operation for the full year 2016.
Thomas P. Joyce, Jr., President and Chief Executive Officer, stated, “We were pleased with our performance in the second quarter. Our team continued to execute well in challenging economic conditions, delivering high-teens adjusted earnings per share growth, and strong operating and free cash flow from continuing operations in the quarter.”
Joyce added, “We also successfully completed the spin-off of Fortive on July 2nd. Going forward, Danaher will be a diversified, multi-industry, science and technology company with the Danaher Business System continuing as our foundation and competitive advantage.”
Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher's website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing (800) 967-7187 within the U.S. or by dialing (719) 457-1506 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s investor conference call (access code 2425315). A replay of the conference call will be available shortly after the conclusion of the call and until Monday, August 1, 2016. You can access the replay dial-in information on the "Investors" section of Danaher's website under the subheading "Events & Presentations." In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Information - Quarterly Earnings.”
ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands have leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. With more than 20 operating companies, Danaher's globally diverse team of 59,000 associates is united by a common culture and operating system, the Danaher Business System. For more information please visit www.danaher.com.
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated financial performance for the third quarter and full year 2016, future prospects and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to integrate the recent acquisition of Pall Corporation and achieve the anticipated benefits of that transaction, contingent liabilities relating to acquisitions and divestitures (including tax-related and other contingent liabilities relating to the distribution of Fortive Corporation), our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry) and changes in applicable laws and regulations, our ability to effectively address cost reductions and other changes in the health care industry, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, labor matters, international economic, political, legal, compliance and business factors (including the impact of the UK referendum to leave the EU), disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2015 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2016. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Month Period Ended			Six Month Period Ended
	July 1, 2016	July 3, 2015		July 1, 2016	July 3, 2015
Sales	$5,785.0	$4,960.2		$11,172.2	$9,654.9
Cost of sales	(2,635.6)	(2,316.2)		(5,160.2)	(4,542.7)
Gross profit	3,149.4	2,644.0		6,012.0	5,112.2
Operating costs:
Selling, general and administrative expenses	(1,778.3)	(1,405.0)		(3,439.0)	(2,818.7)
Research and development expenses	(336.6)	(304.6)		(656.4)	(604.0)
Operating profit	1,034.5	934.4		1,916.6	1,689.5
Nonoperating income (expense):
Other income	—	—		223.4	—
Interest expense	(66.4)	(29.0)		(128.1)	(58.3)
Interest income	—	2.3		—	4.6
Earnings from continuing operations before income taxes	968.1	907.7		2,011.9	1,635.8
Income taxes	(311.4)	(192.2)		(596.8)	(362.3)
Net earnings from continuing operations	656.7	715.5		1,415.1	1,273.5
Loss from discontinued operations, net of income taxes	—	(19.8)		—	(8.0)
Net earnings	$656.7	$695.7		$1,415.1	$1,265.5
Net earnings per share from continuing operations:
Basic	$0.95	$1.01		$2.05	$1.80
Diluted	$0.94	$0.99		$2.03	$1.77
Net earnings per share from discontinued operations:
Basic	$—	$(0.03)		$—	$(0.01)
Diluted	$—	$(0.03)		$—	$(0.01)
Net earnings per share:
Basic	$0.95	$0.98		$2.05	$1.79
Diluted	$0.94	$0.97	*	$2.03	$1.76
Average common stock and common equivalent shares outstanding:
Basic	690.9	709.5		689.8	708.4
Diluted	698.9	719.6		698.0	719.2
* Net earnings per share amount does not add due to rounding.
This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Including Fortive Corporation)

	Three Month Period Ended		Six Month Period Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Diluted Net Earnings Per Share from Continuing Operations (Including Fortive Corporation) (GAAP)	$0.94	$0.99	$2.03	$1.77
Pretax amortization of acquisition-related intangible assets in the three months ($165 million pretax as reported in this line item, $125 million after-tax) and six months ($325 million pretax as reported in this line item, $246 million after-tax) ended July 1, 2016 and for the three months ($99 million pretax as reported in this line item, $76 million after-tax) and six months ($200 million pretax as reported in this line item, $153 million after-tax) ended July 3, 2015	0.24	0.14	0.47	0.28
Pretax gain on sale of marketable securities in the three months ended April 1, 2016 ($223 million pretax as reported in this line item, $140 million after-tax)	—	—	(0.32)	—
Pretax costs incurred in the three months ($17 million pretax as reported in this line item, $15 million after-tax) and six months ($26 million pretax as reported in this line item, $23 million after-tax) ended July 1, 2016 related to preparation for 2016 separation of Fortive Corporation ("Fortive Separation") primarily related to professional fees for legal, tax, finance and information technology services	0.02	—	0.03	—
Pretax fair value adjustments to Nobel Biocare acquisition-related inventory ($20 million pretax as reported in this line item, $15 million after-tax) incurred in the six months ended July 3, 2015	—	—	—	0.03
Tax effect of all adjustments reflected above	(0.06)	(0.04)	—	(0.08)
Fortive Separation-related tax costs related to repatriation of earnings, legal entity realignments and other discrete matters ($99 million) in the three and six months ended July 1, 2016	0.14	—	0.14	—
Other discrete income tax items incurred in the three months ($20 million) and six months ($17 million) ended July 1, 2016, respectively, related to Fortive Corporation's operations and other discrete income tax items ($16 million) incurred in the three and six months ended July 3, 2015, related to Danaher Corporation's continuing operations	(0.03)	(0.02)	(0.02)	(0.02)
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Including Fortive Corporation) (Non-GAAP)	$1.25	$1.07	$2.33	$1.98

Adjusted Forecasted Diluted Net Earnings Per Share from Continuing Operations (Excluding Fortive Corporation)

	Three Month Period Ending September 30, 2016		Year Ending December 31, 2016
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations for Danaher Corporation Reflecting Fortive Corporation (Disposed July 2, 2016) as a Discontinued Operation	$0.47	$0.51	$2.79	$2.86
Anticipated pretax amortization of acquisition-related intangible assets in the three months ending September 30, 2016 ($140 million pretax as reported in this line item, $110 million after-tax) and in the year ending December 31, 2016 ($564 million pretax as reported in this line item, $440 million after-tax)	0.20	0.20	0.81	0.81
Pretax gain on sale of marketable securities in the three months ended April 1, 2016 ($223 million pretax as reported in this line item, $140 million after-tax)	—	—	(0.32)	(0.32)
Anticipated pretax charge for early redemption of debt ($192 million pretax as reported in this line item, $122 million after-tax)	0.27	0.27	0.27	0.27
Tax effect of all adjustments reflected above	(0.14)	(0.14)	(0.16)	(0.16)
Fortive Separation-related tax costs related to repatriation of earnings, legal entity realignments and other discrete matters in the three month period ended July 1, 2016 ($99 million)	—	—	0.14	0.14
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations for Danaher Corporation Reflecting Fortive Corporation (Disposed July 2, 2016) as a Discontinued Operation (Non-GAAP) [1]	$0.80	$0.84	$3.53	$3.60

[1]
The forward-looking estimate set forth above does not reflect certain future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, such as certain future gains or losses on the sale of marketable securities, acquisition or divestiture-related gains or charges and discrete tax items.

Core Revenue Growth

Components of Revenue Growth	Three Month Period Ended July 1, 2016 vs. Comparable 2015 Period	Six Month Period Ended July 1, 2016 vs. Comparable 2015 Period
Core (non-GAAP) [2]	2.0%	1.5%
Acquisitions (non-GAAP)	15.0%	15.5%
Impact of currency translation (non-GAAP)	(0.5)%	(1.5)%
Total Revenue Growth from Continuing Operations (GAAP)	16.5%	15.5%

[2]
We use the term “core revenue” to refer to GAAP revenue from continuing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations (“acquisition sales”), and (2) the impact of currency translation. The portion of GAAP revenue from continuing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year.

Free Cash Flow

	Three Month Period Ended
($ in millions)	July 1, 2016	July 3, 2015	Variance %
Operating Cash Flow Provided by Continuing Operations (GAAP)	$1,281.8	$1,101.3
Less: purchases of property, plant and equipment from continuing operations	(183.9)	(136.2)
Free Cash Flow (Non-GAAP)	$1,097.9	$965.1	14%

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•	(with respect to the non-GAAP profitability measures) understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;

•	(with respect to the non-GAAP revenue measures) identify underlying growth trends in our business and compare our revenue performance with prior and future periods and to our peers; and

•
(with respect to the non-GAAP cash flow measures) understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of non-GAAP cash flow measures is that they do not take into account the Company’s debt service requirements and other non-discretionary expenditures).

The items excluded from the non-GAAP profitability and revenue measures set forth above have been excluded for the following reasons:

•
With respect to the non-GAAP profitability measures, we exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate.  While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition.  We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.  With respect to the other items excluded from the non-GAAP profitability measures, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period.  With respect to each of the items excluded from the non-GAAP profitability measures, we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•
With respect to the non-GAAP revenue measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

The Company estimates the tax effect of the items excluded from the non-GAAP measures above, as applicable, by applying the Company's overall estimated effective tax rate to the pretax amount of each adjustment item, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.